SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of Earliest Event Reported) — July 24, 2007

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24347	65-0694077

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida	33326

(Address of principal executive offices)	(Zip Code)
(954) 331-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 2.02. Results of Operations and Financial Condition
     The Registrant hereby furnishes the information set forth in the press release issued on July 26, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 5.02(e). Compensatory Arrangements of Certain Officers
Amendment and Restatement of Change in Control Bonus Plans
     On July 24, 2007, the Board of Directors approved the amendment and restatement of each of the Company’s two Change in Control Bonus Plans. One Plan provides for the payment of cash amounts to the Company’s three named executive officers upon a “change in control” of the Company. The other Plan provides for the payment of cash amounts in the event of a “change in control” to employees other than named executive officers of the Company designated by the Compensation Committee of the Board. (The two amended Plans are hereinafter referred to, collectively, as the “Amended and Restated CIC Plans.”) A “change in control” would occur if more than 50% of the Company’s Common Stock were acquired by a person or entity other than the Company, a subsidiary or an employee benefit plan of the Company. There are other conditions that could result in a change in control event.
     The effect of the modifications made to the Amended and Restated CIC Plans were to (i) increase the limit on aggregate payments under Section 6(b) of such CIC Plans from four percent (4%) of Sales Proceeds (as defined in such CIC Plans) to six percent (6%) of such Sales Proceeds, (ii) increase the respective amounts that would be payable to the three named executive officers in the event of a change in control and (iii) extend the term of such CIC Plans from March 5, 2009 to July 23, 2012.
     Under the CIC Plans as amended and restated, the Company’s three named executive officers, Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would be entitled to payments equal to 1.75%, 1.3125% and 0.4375%, respectively, of the Sales Proceeds in a “change in control.” To the extent that change in control payments to these individuals, whether under the CIC Plans or otherwise, would exceed the limitations of Section 280G of the Internal Revenue Code, they would be entitled to receive an additional “gross up” payment to indemnify them for the effect of the resulting excise tax imposed on the individuals, subject to the 6% aggregate limitation referred to above.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits

Number	Description

99.1	Press Release, dated July 26, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: July 27, 2007

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